Media Contact:
Jay Nalbach, CMO
(503) 387 3941
pr@crailar.com

CRAiLAR Technologies Prices Underwritten Offering

Portland, Ore. (August 1, 2014) - CRAiLAR Technologies Inc. (TSXV: CL) (OTCQB: CRLRF) (the "Company"), which produces and markets CRAiLAR® Flax fiber, The Friendliest Fiber On The Planet™, today announced the pricing of an underwritten public offering of 13,000,000 units at an offering price of $0.50 per unit, with each unit consisting of one share of common stock and one warrant to purchase one share of common stock. The Company expects to receive gross proceeds of approximately $6.5 million from this offering, before deducting underwriting discounts, commissions and other expenses related to the offering. The warrants have an exercise price of $0.535, will be immediately separable and exercisable, and will expire five years from the date of issuance. The offering is expected to close on August 6, 2014, subject to customary closing conditions. The Company has also granted the underwriters a 30-day option to purchase up to (i) 1,950,000 additional units, (ii) 1,950,000 additional shares of common stock and/or (iii) additional warrants to purchase up to 1,950,000 shares of common stock to cover over-allotments, if any.

The Company intends to use the net proceeds of the offering to expand its European wet processing facility, to purchase additional decortication equipment, to fund working capital and for other general corporate purposes. The Company may also use a portion of the net proceeds to redeem certain convertible debentures.

Roth Capital Partners is acting as the sole book-running manager in this offering. Wunderlich Securities is acting as co-manager in this offering.

A registration statement on Form S-1 relating to this offering has been filed with the Securities and Exchange Commission (the "SEC") and is effective. A preliminary prospectus relating to the offering has been included in such registration statement as filed with the SEC and is available on the SEC's website at www.sec.gov. Copies of the final prospectus relating to the offering, when available, may be obtained from Roth Capital Partners, LLC, 888 San Clemente Drive, Newport Beach, CA 92660, (800) 678-9147, or from the above-mentioned SEC website.

This news release shall not constitute an offer to sell, or the solicitation of an offer to buy, these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to their registration or qualification under the securities laws of any such state or jurisdiction.

About CRAiLAR Technologies Inc.

CRAiLAR Technologies Inc. is focused on bringing cost-effective, sustainable bast fiber-based products to market that are environmentally friendly natural fiber alternatives with equivalent or superior performance characteristics to cotton, wood or fossil-fuel based fibers. The Company's business operations consist primarily of the production of its natural and proprietary CRAiLAR® Flax fibers targeted at the natural yarn and textile industries, as well as the deployment of its CRAiLAR® processing technologies in the cellulose pulp and composites industries.

Safe Harbor Statement

This news release includes certain statements that may be deemed "forward-looking statements". All statements in this news release, other than statements of historical facts, are forward-looking statements. Forward-looking statements or information are subject to a variety of risks and uncertainties which could cause actual events or results to differ from those reflected in the forward-looking statements or information and include the Company's business and operations are subject to the risks set forth in the Company's most recent Form 10-K, Form 10-Q and other SEC filings which are available at www.sec.gov. The Company assumes no obligation to update the forward-looking statements.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this news release.

Investor Relations Contact:
Genesis Select Corp:
Matthew Selinger, Principal

303-415-0200
mselinger@genesisselect.com
Budd Zuckerman, President
bzuckerman@genesisselect.com

CRAiLAR:
Ted Sanders, CFO
(503) 387 3941
ir@crailar.com

Media Contact:
Jay Nalbach, CMO
(503) 387 3941
pr@crailar.com

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